Exhibit 10.4

AGREEMENT TO TRANSFER INTEREST IN LLC

THIS AGREEMENT (the “Agreement”) is made on June 27, 2022 by and between Greg P. Bell, CEO, 4522 West Village Drive,, #215, Tampa, FL, 33624, USA Manager/Member of ONE MORE GYM VALPARAISO LLC an Indiana LLC, (the “Seller”) and ONE MORE GYM LLC/BHC MANAGEMENT LLC by BRIAN COX, Member Manager (the "Purchaser"). The parties are referred to singularly as “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller owns and operates ONE MORE GYM VALPARAISO LLC located at 1805 E. Lincolnway, Valparaiso, IN 46383.

WHEREAS, Seller has agreed to sell and Purchaser has agreed to purchase ONE MORE GYM VALPARAISO LLC together with all assets and liabilities upon the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

TERMS AND CONDITIONS

SECTION 1. Transfer of Interest in ONE MORE GYM VALPARAISO LLC an Indiana LLC Greg P. Bell, CEO, 4522 West Village Drive,, #215, Tampa, FL, 33624, USA Manager/Member of ONE MORE GYM VALPARAISO LLC an Indiana LLC:

1.1. Subject to the other provisions of this Agreement, as of the Closing Date, defined in Section 2, Seller shall sell, convey, transfer and assign to Purchaser, all of the Seller's right, title and interest in and to ONE MORE GYM VALPARAISO LLC, which includes but is not limited to assets such as furniture, fixtures, inventory, customer lists, equipment, telephone numbers, all intangible rights, including but not limited to all goodwill in or arising from the Business as a going concern as ONE MORE GYM VALPARAISO LLC.

1.2 Inventory and Accounts Receivable.

(a) Immediately before Closing, the Seller and Purchaser will take a closing inventory of merchandise and supplies and accounts receivable.

1.3 Assumption of Existing Lease.

Purchaser will assume obligations for the lease for real estate located at 1805 E. Lincolnway, Valparaiso, IN 46383.

1.3 Web Page and Trademark Rights.

Seller will assign and Purchaser will retain all Northern Web Page rights, Trademark Rights for One More Gym and Haley Daily Shakes and provide all documents necessary to document said assignment.

SECTION 2. Closing Date

The closing of the purchase and sale provided for herein (the "Closing Date") will take place at any location agreed to by the parties on July 7, 2022.

SECTION 3. Consideration And Payment

3.1 Purchase Price. The total purchase price (the "Purchase Price") for the Seller’s interest in ONE MORE GYM VALPARAISO LLC located at 1805 E. Lincolnway, Valparaiso, IN 46383 and shall be payable as follows:

a. Twenty Five Thousand ($25,000.00) upon closing.

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SECTION 4. Assumption Of Liabilities

4.1 Seller agrees be obligated to pay all suppliers, sales and real estate taxes, and utilities as of July 7, 2022 All other liabilities and obligations shall be discharged and promptly paid by Seller as they become due.

4.2 Purchaser Buyer agrees to pay all suppliers, sales and real estate taxes, and utilities after July 7, 2022.

SECTION 5. Seller's Representations And Warranties

Seller hereby represents and warrants as follows, which representations and warranties shall survive the Closing Date:

5.1 Organization and Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Indiana and is qualified to transact business in the State of Indiana.

5.2 Authority Relative to this Agreement. Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated in this Agreement.

5.3 Binding Obligation. This Agreement is the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.4 No Conflict. The signing and delivery of this Agreement by Seller and the performance by Seller of all of Seller’s obligations under this Agreement will not:

(a) conflict with Seller’s [articles of organization / articles of incorporation or operating agreement / bylaws];

(b) breach any agreement to which Seller is a party, or give any person the right to accelerate any obligation of Seller;

(c) violate any law, judgment, or order to which Seller is subject; or

(d) require the consent, authorization, or approval of any person, including but not limited to any governmental body.

5.6 Title. Seller has good and marketable title to all the Assets, free and clear of any liens, mortgages, pledges, security interests, and other encumbrances of any kind.

5.7 Compliance with Laws. Seller has complied with all applicable city, state, and federal laws, ordinances, regulations, and rules with respect to the conduct of its operations, and has not received

56.8 Litigation. There are no actions, suits, proceedings or investigations pending or threatened against or affecting Seller, the Assets, or the Business.

5.9 Employees. Seller understands that Purchaser will retain only Seller’s employees set forth on Exhibit C after the Closing Date.

Each of Seller's employees will sign an at-will employment agreement with Purchaser on or before the Closing Date.

Prior to the Closing Date, Seller will not, without Purchaser’s prior written authorization, materially change any employee’s employment agreement, increase the rate of compensation, or terminate employment. – This clause is dependent on employees being part of the deal]

5.10 Finances. The financing statements for the Business, including but not limited to statements and balance sheets, fairly present the results of operation and the financial condition of the Business, and have been prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements properly reflect all assets and liabilities as then in existence, including but not limited to any accounts receivable.

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5.11 Contracts. Seller has canceled any and all contracts between it and any other party, and has delivered proof of those cancellations to Purchaser. Seller warrants that there are no contracts, agreements, licenses, or other commitments and arrangements in effect as of the Closing Date, including but not limited to all customer contracts. There are no existing disputes or grounds for dispute under any such cancelled contracts and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a material default under such cancelled contracts.

5.12 [Assets; Inventory. As of the Closing Date, all of the tangible Assets are in good operating order, condition, and repair, ordinary wear and tear excepted, and are suitable for use in the ordinary course of the Business. All inventory is of usable and saleable quality and includes no material amount of obsolete or discontinued items or items that cannot be used by Purchaser in the ordinary course of the Business. –This clause may change based on the assets and whether there is inventory].

5.13 Conduct of Business. Seller has operated the Business in the ordinary course consistent with past practices and there has been no adverse material change in the Business. Seller has not accrued debts on behalf of the Business or disposed of any assets of the Business, other than those debts accrued in the ordinary course of business.

5.14 Taxes. All tax returns of every kind (including returns of real and personal property taxes, intangible taxes, withholding taxes, and unemployment compensation taxes) relating to the Business that Seller was required to file in accordance with any applicable law have been duly filed, and all taxes shown to be due on such returns have been paid in full.

5.15 Disclosure. No representation, warranty, or statement made by Seller in this Agreement or in any Exhibit to this Agreement contains or will contain any untrue statement or omits or will omit any fact necessary to make the statements contained herein or therein not misleading. Seller has disclosed to Purchaser all facts that are material to the financial condition, operation, or prospects of the Business, the Assets, and the Assumed Liabilities.

SECTION 6. Left Blank Intentionally. SECTION 7. Purchaser's Representations And Warranties

Purchaser hereby represents and warrants as follows, which representations and warranties shall survive the Closing Date:

7.1 Organization and Good Standing. Purchaser is an individual and will operate the LLC in good faith which LLC is duly organized and validly existing under the laws of the State of Indiana and is qualified to transact business in the State of Indiana.

7.2 Authority Relative to this Agreement. The execution and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary action on the part of Purchaser. Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

7.3 Binding Obligation. This Agreement is the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

7.4 Broker or Finder’s Fee. Purchaser has not incurred any liability or obligation – whether contingent or otherwise – for a brokerage commission, a finder’s fee, or any other similar payment in connection with this Agreement or the transaction. If Purchaser has incurred or will incur such a broker or finder’s fee, the parties agree that Purchaser will be solely responsible for payment of any such fee or commission. [This clause may or may not be included depending on the deal, and whether one side or another used a broker].

SECTION 8. Covenants of Seller Prior to the Closing Date Seller agrees that prior to the Closing Date, Seller will:

8.1 continue to operate the Business in its usual and ordinary course and in substantially the same manner as presently conducted and consistent with the past practices of Seller, in accordance with all applicable city, state, and federal laws, ordinances, regulations, and rules, and will use its best efforts to preserve its business organization and continued operation of its business with its customers, suppliers, and others having a business relationship with Seller;

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8.2 not assign, sell, lease, or otherwise transfer or dispose of any of the Assets used in the performance of its business, whether now owned or hereafter acquired, except in the ordinary course of business;

8.3 maintain all the Assets in their present condition, reasonable wear and tear excepted, and maintain the inventory at levels as normally maintained in the ordinary course of business;

8.4 notify Purchaser promptly of any material change or loss in the business prospects, financial condition, assets, liabilities, or operations of the Business;

8.5 provide reasonable access for Purchaser and Purchaser’s representatives to the Business, including but not limited to the property, personnel, books, papers, records, clients, and suppliers relating to its operations, assets, and liabilities, on an as needed basis in order to complete a due diligence investigation (but only for this purpose) to the sole satisfaction of the Purchaser and Purchaser’s representatives;

8.6 remove any assets from the premises not purchased under this Agreement, although Seller may take up to thirty (30) days following the Closing Date to fully comply with this Section 8.6;

8.7 perform all of Seller’s liabilities and obligations under all contracts to which Seller is a party;

8.8 refrain, and will cause the Seller’s officers, members, managers, or employees, and any banker, lawyer, accountant, or other agent to refrain from initiating negotiations with third parties relating to the purchase and sale contemplated in this Agreement;

8.9 cancel all existing contracts and agreements with any parties; and

8.10 notify Purchaser of any breach by Seller of any representation, warranty, or covenant in this Agreement.

SECTION 9. Covenants of Seller After the Closing Date Seller agrees that after the Closing Date, Seller will:

9.1 will make all filings, give all notices, and transfer all accounts that Purchaser is required to make and give to close the transaction contemplated in this Agreement (understanding however that all accounts receivable of the Business prior to the Closing Date shall be retained by Seller);

9.2 assist in transferring the [accounts that may need to be transferred] to Purchaser; and

9.3 [terminate all of Seller’s employees and will pay each employee all wages, commissions, and accrued vacation pay earned up to the time of termination (so that Purchaser can employ the employees), and perform such other consulting tasks as outlined in this Agreement to ensure the smooth transition of ownership and continued successful operation of the [business]. For the purposes of this Agreement, the Seller shall terminate all employees on the Closing Date, and the effective date of all employee agreements with the Purchaser shall be the next day following the Closing Date. – this clause contingent on employees being part of the deal].

SECTION 10. Conditions to Purchaser’s Closing Date Obligations

Purchaser ’s obligation to close this transaction and purchase the LLC on July 7, 2022.

SECTION 11. Best Efforts

Each party shall use its best reasonable efforts to take all action and to do all things necessary, proper, and advisable, including obtaining all necessary approvals required to authorize the execution and delivery of this Agreement, in order to consummate and make effective the transactions contemplated by this Agreement. [be careful about best efforts when obligating both parties – ensure ‘reasonable’ is part of the phrase].

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SECTION 12. Taxes

Seller shall be responsible for and pay any and all sales, use, real property transfer taxes, or other taxes due and payable on and after the Closing Date arising in connection with the sale by Seller of the Assets and the acquisition thereof by Purchaser, including without limitation taxes imposed in connection with Seller, the Business, or the Assets for all taxable periods (or portions thereof) ending on or prior to the Closing Date. Seller shall remit and file such taxes, including any and all necessary returns and reports, to the appropriate governmental agency in a timely manner.

SECTION 13. Termination

13.1 Termination. This Agreement may be terminated by written notice at any time prior to or on the Closing Date:

(a) by mutual written agreement of Seller and Purchaser;

(b) by Purchaser, in the event that there has been a material misrepresentation in this Agreement by Seller, or a material breach of any of Seller’s representations, warranties or covenants set forth herein; or (c) by Seller, in the event that there has been a material misrepresentation in this Agreement by Purchaser, or a material breach of any of Purchaser’s representations, warranties or covenants set forth herein.

SECTION 14, SECTION 15, SECTION 16 Left Blank Intentionally.

SECTION 17. Indemnification

17.1 Seller’s Indemnification. Seller hereby agrees to indemnify, defend, and hold Purchaser and its assigns, directors, members, managers, partners, officers, and authorized representatives harmless from and against any and all claims, liabilities, obligations, costs, taxes, fees, wages, financial obligations, and expenses of every kind, including reasonable attorney fees, whether known or unknown, arising out of or related to:

(a) Seller’s breach of the representations, warranties, covenants, or other obligations of Seller made in this Agreement or any other agreement or document relating to this transaction;

(b) Seller’s breach of any liabilities or obligations of Seller in connection with the use, ownership, condition, maintenance, or operation of the Business or the Assets by Seller or its members on or before the Closing Date.

17.2 Purchaser’s Indemnification. Purchaser hereby agrees to indemnify, defend, and hold Seller and its assigns, directors, members, managers, partners, officers, and authorized representatives harmless from and against any and all claims, liabilities, obligations, costs, taxes, fees, wages, financial obligations, and expenses of every kind, including reasonable attorney fees, whether known or unknown, arising out of or related to:

(a) Purchaser’s breach of the representations, warranties, covenants or other obligations of Purchaser made in this Agreement or any other agreement or document relating to this transaction;

(b) Any liabilities or obligations of Purchaser, including the Assumed Liabilities, in connection with the use, ownership, condition, maintenance, or operation of the Business or the Assets by Purchaser after the Closing Date.

17.3 Notice of Claim. If any claim is asserted against a party that would give rise to a claim by that either party has against the other party for indemnification under the provisions of this Section, then the party to be indemnified will promptly give written notice to the indemnifying party concerning such claim and the indemnifying party will, at no expense to the indemnified party, defend the claim.

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SECTION 18. Equitable Relief

The parties acknowledge that the remedies available at law for any breach of this Agreement by a breaching party will, by their nature, be inadequate. Accordingly, the non-breaching party may obtain injunctive relief or other equitable relief to restrain a breach or threatened breach of this Agreement or to specifically enforce this Agreement, without proving that any monetary damages have been sustained. Neither party shall require the posting of a bond prior to obtaining such equitable relief.

SECTION 19. General Provisions

19.1 Notices. All notices required under this Agreement shall be in writing, and shall be deemed duly given (a) when delivered, if delivered personally, (b) at the end of the day after deposit if sent by overnight express courier service, or (c) at the end of the third business day after deposit if sent by registered or certified mail, return receipt requested and postage prepaid, to the parties as set forth in the signature page below, or at such other address as may be supplied by similar written notice, or (d) when sent, if by email.

19.2 Amendment; Waiver. This Agreement may not be amended, nor may any rights under it be waived except by an instrument in writing signed by both parties.

19.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of [State] applicable to agreements made and to be performed wholly within such jurisdiction, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

19.4 Arbitration. Any controversy or claim arising out of this Agreement will be will be settled by arbitration before a single arbitrator in Indiana at the Arbitration Service of Indiana in accordance with the then applicable Rules of Arbitration. If the Parties agree on an arbitrator, the arbitration will be held before the arbitrator selected by the Parties. If the Parties do not agree on an arbitrator, each Party will designate an arbitrator and the arbitration will be held before a third arbitrator selected by the designated arbitrators. Each arbitrator will be an attorney knowledgeable in the area of business law. The resolution of any controversy or claim as determined by the arbitrator will be binding on the Parties. A Party may seek from a court an order to compel arbitration, or any other interim relief or provisional remedies pending an arbitrator’s resolution of any controversy or claim. Any such action or proceeding will be litigated in courts located in Multnomah County, Indiana.

19.5 Binding Effect. Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successors and assigns.

19.6 Severability. If a provision of this Agreement is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Agreement will not be impaired.

19.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning of this Agreement.

19.8 Expenses. All fees and expenses incurred by each party in connection with this Agreement and the transaction contemplated in this Agreement shall be borne by that party.

19.9 Survival. All provisions of this Agreement that would reasonably be expected to survive the termination of this Agreement will do so.

19.10 Attorney Fees. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney's fees and other fees, costs, and expenses of every kind.

19.11 Attachments. All exhibits and other attachments referenced in this Agreement are part of this Agreement.

19.12 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among the parties concerning its subject matter.

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19.34 Assignment. This Agreement may not be transferred, assigned, pledged or hypothecated by either party without the prior written consent of the other party.

19.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one agreement. Furthermore, this Agreement may be executed by a party's signature transmitted by facsimile or by electronic mail, and copies of this Agreement executed and delivered by means of faxed or electronic mail shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or electronic mail as if such signatures were originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first written above this June 27, 2022.

Seller:

/s/ Greg P. Bell

ONE MORE GYM VALPARAISO LLC

by Greg P. Bell, CEO,

4522 West Village Drive,, #215, Tampa, FL, 33624, USA

Manager/Member of an Indiana LLC, (the “Seller”)

/s/ Brian Cox

ONE MORE GYM LLC/BHC MANAGEMENT LLC

by BRIAN COX, Member Manager

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